Exhibit 99.01

Valero L.P. Reports Higher Fourth Quarter and Full Year 2006 Earnings

and Announces Quarterly Distribution

SAN ANTONIO, January 29, 2007 -- Valero L.P. (NYSE: VLI) today announced income applicable to limited partners from continuing operations of $33.0 million, or $0.70 per unit, for the fourth quarter of 2006 compared to $25.1 million, or $0.54 per unit, for the fourth quarter of 2005. For the year ended December 31, 2006, income applicable to limited partners from continuing operations was $133.0 million, or $2.84 per unit, compared to $97.0 million or $2.76 per unit.

Distributable cash flow available to limited partners from continuing operations for the fourth quarter of 2006 was $45.3 million, or $0.97 per unit, compared to $42.9 million, or $0.92 per unit, for the fourth quarter of 2005. For the year ended December 31, 2006, distributable cash flow available to limited partners from continuing operations was $195.7 million, or $4.18 per unit, compared to $142.6 million, or $4.09 per unit. As of December 31, 2006, the partnership’s debt-to-capitalization ratio was 41.9 percent compared to 38.1 percent as of December 31, 2005.

With respect to the quarterly distribution to unitholders payable for the fourth quarter of 2006, Valero L.P. also announced that it has declared a distribution of $0.915 per unit, or $3.66 per unit on an annual basis, which will be paid on February 14, 2007, to holders of record as of February 7, 2007. This distribution represents an increase of $0.06 per unit, or 7 percent, over the distribution for the fourth quarter of 2005. In total, Valero L.P. declared cash distributions for 2006 of $3.60 per unit, up 7 percent from $3.365 per unit in distributions for 2005 and on target with its previously stated goal. Distributable cash flow available to limited partners from continuing operations covers the distribution to the limited partners by 1.06 times for the fourth quarter of 2006 and 1.16 times for the full year of 2006.

“We are pleased to end the year with solid fourth quarter results as earnings came in at the top of our guidance range of $0.60 to $0.70 per unit,” said Curt Anastasio, Valero L.P.’s Chief Executive Officer. “We are also pleased with our full year results, as net income applicable to limited partners from continuing operations and distributable cash flow available to limited partners from continuing operations increased by approximately 37 percent each compared to last year.

“During 2006, we had several notable achievements that will position Valero L.P. for further growth. We completed around $92 million of expansion projects, started many construction

-More-

projects as part of our $300 million capital expenditure program and acquired the St. James crude oil terminal in Louisiana for $140 million. We also completed the financial separation of Valero L.P. from Valero Energy with the recent follow-on offering by Valero GP Holdings, LLC this past December, which will free each company to pursue its strategic objectives independently.

“We are making significant progress on the expansion projects already started at our terminals in Amsterdam, St. Eustatius, Linden (New York Harbor), Texas City, Portland, Stockton and Savannah. We expect the majority of these projects will start contributing to the partnership’s earnings starting in mid to late 2007. Construction on our Vancouver terminal in Washington is scheduled to start in March. Additionally, at our Baltimore terminal, we have recently constructed a new dock line and completed tank repairs, which has returned to service around 230,000 barrels of storage capacity for one of our customers.

“With respect to new expansion projects, I am pleased to announce that we plan to start construction on expanding our St. James crude oil terminal later this quarter. In total, we will spend around $54 million on four additional crude oil tanks with a total storage capacity of approximately 1.45 million barrels. These tanks should be in service by mid-2008. We have also identified an additional $30 million of expansion projects at our Amsterdam terminal on top of the $68 million of projects that are currently underway. These projects will contribute an additional one million barrels of storage to this facility and are expected to be complete in early to mid-2008. Last, we have identified an additional $21 million of expansion projects at our Texas City terminal on top of the $8.5 million of projects that are currently underway, which should add another 430 thousand barrels of storage capacity and will be in service by mid-2008. We continue to identify and evaluate other major expansion projects and look forward to the strong growth opportunities this will provide the partnership.

“Looking ahead to the first quarter of 2007, we believe results will be in the range of $0.45 to $0.55 per unit, as we previously disclosed. Despite lower expectations for Valero L.P.’s first quarter of 2007, we believe earnings before interest, taxes, depreciation and amortization (“EBITDA”) will be higher in 2007 compared to 2006 driven primarily by the Burgos pipeline project completed in July 2006, the acquisition of our St. James crude oil terminal in December 2006 and the ramp-up of terminal expansion projects. Additionally, we are targeting a 7 percent increase in our distribution from the $3.60 per unit in distributions declared for 2006,” said Anastasio.

A conference call with management is scheduled for 2:30 p.m. ET (1:30 p.m. CT) today to discuss the financial and operational results for the fourth quarter of 2006. Investors interested in

-More-

listening to the presentation may call 800/622-7620, passcode 5994994. International callers may access the presentation by dialing 706/645-0327, passcode 5994994. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 5994994. A live broadcast of the conference call will also be available on the partnership’s website at www.valerolp.com.

Valero L.P. is a publicly traded, limited partnership based in San Antonio, with 9,303 miles of pipeline, 87 terminal facilities and four crude oil storage facilities. One of the largest independent terminal and petroleum liquids pipeline operators in the nation, the partnership has operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. The partnership’s combined system has approximately 80 million barrels of storage capacity, and includes crude oil and refined product pipelines, refined product terminals, a petroleum and specialty liquids storage and terminaling business, as well as crude oil storage tank facilities. For more information, visit Valero L.P.’s web site at www.valerolp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of Valero L.P. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Valero L.P.’s 2005 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Valero L.P.
Consolidated Financial Information
December 31, 2006 and 2005
(unaudited, thousands of dollars, except unit data and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Statement of Income Data (Note 1):		(Note 2)		(Note 2)
Revenues:
Services revenues	$162,790	$144,043	$624,701	$407,194
Product sales	127,889	142,188	510,973	252,363

Total revenues	290,679	286,231	1,135,674	659,557

Costs and expenses:
Cost of product sales	116,016	128,589	466,276	229,806
Operating expenses	79,877	75,592	312,604	185,351
General and administrative expenses	14,893	9,489	45,216	26,553
Depreciation and amortization	26,244	24,640	100,266	64,895

Total costs and expenses	237,030	238,310	924,362	506,605

Operating income	53,649	47,921	211,312	152,952
Equity earnings from joint ventures	1,368	(21)	5,882	2,319
Interest and other expenses, net	(13,797)	(16,539)	(61,427)	(42,883)

Income from continuing operations
before income tax expense	41,220	31,361	155,767	112,388
Income tax expense	3,864	2,663	5,861	4,713

Income from continuing operations	37,356	28,698	149,906	107,675
Income (loss) from discontinued operations	1	(908)	(376)	3,398

Net income applicable to general partner
and limited partners' interest	37,357	27,790	149,530	111,073
Net income applicable to general partner
(Note 3)	(4,360)	(3,543)	(16,910)	(10,758)

Net income applicable to limited partners	$32,997	$24,247	$132,620	$100,315

Income per unit applicable to limited
partners (Note 3):
Continuing operations	$0.70	$0.54	$2.84	$2.76
Discontinued operations	—	(0.02)	(0.01)	0.10

Net income	$0.70	$0.52	$2.83	$2.86

Weighted average number of basic
and diluted units outstanding	46,809,749	46,809,749	46,809,749	35,023,250

EBITDA from continuing operations (Note 4)	$84,824	$71,298	$322,299	$218,671

Distributable cash flow from continuing operations (Note 4)	$50,213	$46,862	$214,203	$153,873

			December 31,	December 31,
			2006	2005
Balance Sheet Data:
Long-term debt, including current portion (a)			$1,354,367	$1,170,705
Partners' equity (b)			1,875,681	1,900,779
Debt-to-capitalization ratio (a) / ((a)+(b))			41.9%	38.1%

Valero L.P.
Consolidated Financial Information — Continued
December 31, 2006 and 2005
(unaudited, thousands of dollars, except barrel information)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Operating Data:
Refined product terminals (Note 2):
Throughput (barrels/day) (a)	265,352	221,798	262,560	245,084
Throughput revenues	$12,563	$9,809	$49,252	$43,617
Storage lease revenues	64,573	58,941	247,524	115,352
Product sales (bunkering)	123,213	142,188	505,531	252,363

Total revenues	200,349	210,938	802,307	411,332
Cost of product sales	112,367	128,589	462,029	229,806
Operating expenses	48,731	44,935	192,357	94,607
Depreciation and amortization	12,289	9,353	45,485	25,008

Segment operating income	$26,962	$28,061	$102,436	$61,911

Refined product pipelines:
Throughput (barrels/day)	712,252	652,689	711,476	556,654
Throughput revenues	$59,542	$51,244	$222,356	$149,853
Product sales	4,676	—	5,442	—

Total revenues	64,218	51,244	227,798	149,853
Cost of product sales	3,649	—	4,247	—
Operating expenses	23,804	23,309	93,314	64,671
Depreciation and amortization	10,788	12,245	42,084	27,778

Segment operating income	$25,977	$15,690	$88,153	$57,404

Crude oil pipelines:
Throughput (barrels/day)	408,424	348,260	421,666	358,965
Revenues	$14,665	$11,828	$58,654	$51,429
Operating expenses	4,279	3,914	16,825	16,378
Depreciation and amortization	1,252	1,155	5,061	4,612

Segment operating income	$9,134	$6,759	$36,768	$30,439

Crude oil storage tanks:
Throughput (barrels/day)	499,483	532,425	502,689	517,409
Revenues	$11,447	$12,221	$46,915	$46,943
Operating expenses	3,063	3,434	10,108	9,695
Depreciation and amortization	1,915	1,887	7,636	7,497

Segment operating income	$6,469	$6,900	$29,171	$29,751

Consolidated Information:
Revenues	$290,679	$286,231	$1,135,674	$659,557
Cost of product sales	116,016	128,589	466,276	229,806
Operating expenses	79,877	75,592	312,604	185,351
Depreciation and amortization	26,244	24,640	100,266	64,895

Segment operating income	68,542	57,410	256,528	179,505
General and administrative expenses	14,893	9,489	45,216	26,553

Consolidated operating income	$53,649	$47,921	$211,312	$152,952

(a)	Excludes throughputs related to the storage lease and bunkering revenues.

Notes:

1.	The statement of income data for the years ended December 31, 2006 and 2005 includes $96.7 million and $55.5 million, respectively, of operating income related to the Kaneb Acquisition on July 1, 2005. Of the $96.7 million and $55.5 million for the years ended December 31, 2006 and 2005, respectively, $64.8 million and $42.3 million is attributed to the refined product terminals segment, respectively, and $31.9 million and $13.2 million is attributed to the refined product pipelines segment, respectively.

2.	Certain previously reported amounts in the statement of income data for 2005 have been reclassified to conform to the 2006 presentation.

3.	Income is allocated between limited partners and the general partner’s interests based on provisions in the partnership agreement. The income applicable to limited partners is divided by the weighted average number of limited partnership units outstanding in computing the income per unit applicable to limited partners. On July 1, 2005, Valero L.P. issued 23,768,355 of common units in exchange for all of the outstanding common units of Kaneb Pipe Line Partners, L.P.

During the year ended December 31, 2006 our general partner reimbursed us for certain charges we incurred related to services historically provided under our Services Agreement with Valero Energy Corporation. Generally accepted accounting principles require us to record the charges as expenses and record the reimbursement as partner’s capital contribution.

Valero L.P.
Consolidated Financial Information — Continued
December 31, 2006 and 2005
(unaudited, thousands of dollars, except unit data and per unit data)

Notes:	(continued)

The following table details the calculation of net income applicable to the general partner (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income applicable to general partner
and limited partners' interest	$37,357	$27,790	$149,530	$111,073
Charges reimbursed by general partner	223	—	575	—

Net income before charges reimbursed by general partner	37,580	27,790	150,105	111,073
General partner incentive distribution	3,909	3,049	14,778	8,711

Net income before charges reimbursed by general partner
and after general partner incentive distribution	33,671	24,741	135,327	102,362
General partner interest	2%	2%	2%	2%

General partner allocation of net income before charges
reimbursed by general partner and after general
partner incentive distribution	674	494	2,707	2,047
Charges reimbursed by general partner	(223)	—	(575)	—
General partner incentive distribution	3,909	3,049	14,778	8,711

Net income applicable to general partner	$4,360	$3,543	$16,910	$10,758

4.	Valero L.P. utilizes two financial measures, EBITDA from continuing operations and distributable cash flow from continuing operations, which are not defined in United States generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Neither EBITDA from continuing operations nor distributable cash flow from continuing operations are intended to represent cash flows for the period, nor are they presented as an alternative to income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Distributable cash flow from continuing operations per limited partner unit for the year and three months ended December 31, 2005 differs from previously reported amounts. The difference results from a change in methodology for calculating the amount of distributable cash flow applicable to the general partner, which Valero L.P. adopted in the fourth quarter of 2006. Under the new methodology, the amount of distributable cash flow applicable to the general partner equals the amount they will actually receive based upon the current distribution.

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and distributable cash flow from continuing operations (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Income from continuing operations	$37,356	$28,698	$149,906	$107,675
Plus interest expense, net	17,360	15,297	66,266	41,388
Plus income tax expense (benefit)	3,864	2,663	5,861	4,713
Plus depreciation and amortization	26,244	24,640	100,266	64,895

EBITDA from continuing operations	84,824	71,298	322,299	218,671
Less equity earnings from joint ventures	(1,368)	21	(5,882)	(2,319)
Less interest expense, net	(17,360)	(15,297)	(66,266)	(41,388)
Less reliability capital expenditures	(12,986)	(11,338)	(35,803)	(23,707)
Less income tax expense	(3,864)	(2,663)	(5,861)	(4,713)
Plus general partner reimbursable charges	223	—	575	—
Plus distributions from joint ventures	744	2,169	5,141	4,657
Plus other non-cash items	—	2,672	—	2,672

Distributable cash flow from continuing operations	50,213	46,862	214,203	153,873

General partner's interest in distributable cash flow
from continuing operations	(4,864)	(3,928)	(18,520)	(11,300)

Limited partners' interest in distributable cash flow
from continuing operations	$45,349	$42,934	$195,683	$142,573

Weighted average number of basic
and diluted units outstanding	46,809,749	46,809,749	46,809,749	35,023,250

Distributable cash flow from continuing
operations per limited partner unit	$0.969	$0.917	$4.181	$4.094